Exhibit 99.1

Zynerba Pharmaceuticals Receives New U.S. Patent for Treatment of Autism Spectrum
Disorder with Purified Cannabidiol

DEVON, Pa., February 25, 2020 – Zynerba Pharmaceuticals, Inc. (NASDAQ:ZYNE), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders, today announced that the U.S. Patent and Trademark Office has issued U.S. Patent No. 10,568,848, titled “Treatment of Autism with Cannabidiol” which includes claims directed to methods of treating autism spectrum disorder (ASD) by transdermally administering, via a gel or cream, a therapeutically effective amount of purified cannabidiol (CBD).

This new patent, which expires in 2038, is part of an expanding intellectual property portfolio covering the Company's transdermal cannabidiol product candidate, Zygel™ CBD gel. This patent follows the previously announced issuance of US Patent No. 10,314,792, titled “Treatment of Autism with Cannabidiol” which includes claims directed to methods of treating ASD by transdermally administering, via gel or cream, a therapeutically effective amount of synthetic cannabidiol.

The Company has completed enrollment in the open label Phase 2 BRIGHT study evaluating the safety, tolerability and efficacy of Zygel for the treatment of children and adolescents with ASD, with 37 patients enrolled. The efficacy assessments include the Aberrant Behavior Checklist, Parent Rated Anxiety Scale – Autism Spectrum Disorder, Autism Impact Measure, and Clinical Global Impression – Severity and Improvement. The Company expects to report top line data from this trial in the second quarter of 2020.

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome, autism spectrum disorder, 22q11.2 deletion syndrome, and a heterogeneous group of rare and ultra-rare epilepsies known as developmental and epileptic encephalopathies. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Company will obtain approval for Zygel from the U.S. Food and Drug Administration (FDA) or foreign regulatory authorities; even if Zygel are approved, the Company may not be able to obtain the label claims that it is seeking from the FDA. In addition, the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the success and timing of the Company’s product development activities, studies and clinical trials and the Company’s expectations regarding its ability to obtain and adequately maintain sufficient intellectual property protection for its product candidates. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact

William Roberts, Vice President, Investor Relations and Corporate Communications

Zynerba Pharmaceuticals

484.581.7489

robertsw@zynerba.com